Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report
June 11, 2026

BAB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of Identification Number)	Commission file number	(I.R.S. Employer incorporation or organization)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BABB	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, BAB, Inc. (the "Company") and Geraldine Conn mutually agreed that, effective June 29, 2026, Ms. Conn will transition to a part-time role while continuing to serve as the Company's Chief Financial Officer and principal financial officer.

In connection with her transition to a part-time role, Ms. Conn's salary will be adjusted to reflect her reduced work schedule.

Ms. Conn will continue to be responsible for the Company's financial reporting and will review and approve the Company's periodic reports, including its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

In connection with this transition, the Company has engaged Sassetti, LLC, the Company's former independent registered public accounting firm, to provide outsourced accounting support services. Personnel of Sassetti, LLC will assist the Company with the preparation of financial information and related accounting functions under the supervision of Ms. Conn. Sassetti, LLC provides similar services to other clients and does not serve as the Company's independent registered public accounting firm.

Ms. Conn, in her capacity as Chief Financial Officer and principal financial officer, will continue to oversee the Company's accounting and financial reporting functions.

There are no arrangements or understandings between Ms. Conn and any other persons pursuant to which she agreed to transition to a part-time role. There are no related party transactions between Ms. Conn or Sassetti, LLC and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, BAB, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.

By:/s/Michael W. Evans

Michael W. Evans, Chief Executive Officer

Date: June 12, 2026